UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 23, 2004

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 800 Ft. Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

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ITEM 7.01 Regulation FD Disclosure.

     On August 23, 2004, Range Resources Corporation issued a press release announcing that it is offering to exchange $100 million of its
7-3/8% senior subordinated notes due 2013, which were privately placed on June 25, 2004, for a like principal amount of 7-3/8% senior subordinated notes due 2013. A copy of this press release is being furnished as an exhibit to this report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits:

99.1 Press Release dated August 23, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ROGER S. MANNY
Roger S. Manny
Chief Financial Officer

Date: August 23, 2004

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 23, 2004

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